UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 16, 2007
Date of Report (Date of earliest event reported)

GENEVA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33247	41-2207517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Boston Place, Suite 3630, Boston, MA 02108
 (Address of principal executive offices) (Zip Code)

(617) 624-8408
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01. Other Events

     On February 16, 2007, Geneva Acquisition Corporation (the “Company”) concluded the initial public offering (“IPO”) of 10,000,000 units. The units issued in the IPO (the “Units”) consist of one share of common stock, $0.0001 par value per share, and two warrants, each to purchase one share of common stock. The Units were sold at an offering price of $6.00 per Unit. Immediately prior to the IPO, the Company completed a private placement to its initial stockholders of 2,923,077 warrants at a purchase price of $0.65 per warrant, or an aggregate of $1,900,000. The warrants sold in the private placement were identical to the warrants included in the Units, except that if the Company calls the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers. The aggregate gross proceeds from the IPO and the private placement were $61,900,000. Audited financial statements as of February 17, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits:

Exhibit No.	Description
99.1	Audited Financial Statements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEVA ACQUISITION CORPORATION

Date: February 22, 2007	By:	/s/ John F. Rousseau, Jr.
	Name:	John F. Rousseau, Jr.
	Title:	Chief Operating Officer